UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2023
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant's telephone number, including area code	Identification No.
000-52378	NEVADA POWER COMPANY	88-0420104
(A Nevada Corporation)
6226 West Sahara Avenue
Las Vegas, Nevada 89146
702-402-5000

N/A
(Former name or former address, if changed from last report)
______________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
NEVADA POWER COMPANY	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.     Other Events.

On September 13, 2023, Nevada Power Company (the "Company"), completed the sale of $500 million in aggregate principal amount of its 6.000% General and Refunding Mortgage Notes, NPC Series 2023A, due 2054 (the "Notes") pursuant to an Underwriting Agreement dated September 11, 2023 between the Company and the underwriters named therein. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the Notes. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The Company will pay interest on the Notes semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes were issued under and secured by the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented (the “G&R Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes will mature on March 15, 2054. The Company intends to use a portion of the net proceeds from the sale of the Notes to repay its term loan due January 14, 2024 and a portion of the remaining net proceeds to repay short-term borrowings outstanding under the Company's revolving credit facility, to fund capital expenditures and for general corporate purposes.

At any time prior to September 15, 2053 (the "Par Call Date"), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

The foregoing discussion of the Notes is qualified in its entirety by reference to the Officer’s Certificate establishing the terms of the Notes under the G&R Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 11, 2023, between the Company and the underwriters named therein.
4.1	Form of Officer's Certificate establishing the terms of the Company's 6.000% General and Refunding Mortgage Notes, NPC Series 2023A, Due 2054.
5.1	Opinion of ArentFox Schiff LLP.
5.2	Opinion of Hutchison & Steffen, PLLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA POWER COMPANY
Date: September 14, 2023
/s/ Michael J. Behrens
Michael J. Behrens
Vice President and Chief Financial Officer

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